Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2017, relating to the financial statements, which appears in Aclaris Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
August 24, 2017

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103

T: (267) 330 3000 , F: (267)330 3300, www.pwc.com/us